                     Daimler-Benz Auto Grantor Trust 1997-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                            Trustee: Citibank, N.A.



Collection Period: December 1997
Distribution Date: 1/20/98


Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement

                                                                                                             Per $1,000 of  Original
                                                                                                                  Class A/Class B
                                                                                                                Certificate Amount
                                                                                                             -----------------------
   (i) Principal Distribution

            Class A Amount                                                                $23,481,509.54          $  35.739446
            Class B Amount                                                                $ 1,106,458.61          $  35.739446

  (ii) Interest Distribution
            Class A Amount                                                                $ 3,072,995.74          $   4.677177
            Class B Amount                                                                $   144,800.85          $   4.677177

 (iii) Monthly Servicing Fee                                                              $   531,867.21          $   0.773087
            Monthly Supplemental Servicing Fee                                            $         0.00          $   0.000000
            Class A Percentage of the Servicing Fee                                       $   507,933.18          $   0.773087
            Class A Percentage of the Supplemental Servicing Fee                          $         0.00          $   0.000000
            Class B Percentage of the Servicing Fee                                       $    23,934.03          $   0.773087
            Class B Percentage of the Supplemental Servicing Fee                          $         0.00

 (iv)  Class A Principal Balance (end of Collection Period)                               $586,038,306.61
       Class A Pool Factor (end of Collection Period)                                          89.196499%
       Class B Principal Balance (end of Collection Period)                               $27,614,371.33
       Class B Pool Factor (end of Collection Period)                                          89.196499%

   (v) Pool Balance (end of Collection Period)                                            $613,652,677.94

  (vi) Class A Interest Carryover Shortfall                                               $         0.00
       Class A Principal Carryover Shortfall                                              $         0.00
       Class B Interest Carryover Shortfall                                               $         0.00
       Class B Principal Carryover Shortfall                                              $         0.00

 (vii) Amount Otherwise Distributable to the Seller that is Distributed to Either
       the Class A or Class B Certificateholders                                          $         0.00          $   0.000000


(viii) Balance of the Reserve Fund Property (end of Collection Period)
            Class A Amount                                                                $ 6,879,784.34
            Class B Amount                                                                $         0.00

  (ix) Aggregate Purchase Amount of Receivables repurchased by the Seller or the
       Servicer                                                                           $         0.00

                                                                          Page 1